UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                             FORM S-8
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933


                     CareDecision Corporation
      ------------------------------------------------------
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            NEVADA                            91-2105842
(STATE OR OTHER JURISDICTION OF             (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)           IDENTIFICATION NO.)

2660 Townsgate Rd., Ste. 300, Westlake Village, CA      91361
    (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: (805) 446-1973


          CareDecision Corporation 2004 Stock Option Plan
                     (Full title of the plans)


                 Corporate Agents of Nevada, Inc.
                 4955 S. Durango Drive, Suite 216
                      Las Vegas, Nevada 89113
              ---------------------------------------
              (Name and address of agent for service)



                          (702) 948-7501
   -------------------------------------------------------------
   (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)



                   COPIES OF COMMUNICATIONS TO:
                       Thomas C. Cook, Esq.
              The Law Offices of Thomas C. Cook, Ltd.
                   2921 N. Tenaya Way, Suite 234
                      Las Vegas, Nevada 89113
                          (702) 952-8519


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=============================================================================
                       CALCULATION OF REGISTRATION FEE

                                         Proposed    Proposed
                                         maximum     maximum
                                         offering    aggregate   Amount of
Title of securities       Amount to be   price       offering    registration
to be registered          registered     per unit    price       fee1
-----------------------------------------------------------------------------


Common Shares issuable    50,000,000      $0.02     $1,000,000    $126.70
upon exercise of stock
options by Grantees, par
value $.001, per share


-----------------------------------------------------------------------------

1 Estimated solely for purposes of calculating the registration fee. Calculated in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the bid and asked price of Common Stock of CareDecision Corporation as reported on the NASD over-the-counter bulletin board on July 21, 2004.

                              PART I

          INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.

We will send or provide to plan participants, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended, the documents containing the information required by Part I of Form S-
8. There are no requirements to file and we have not filed those documents, with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Those documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

We will provide without charge, upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus). We will also provide, without charge, upon written or oral request, other documents required to be delivered to eligible employees or consultants pursuant to Rule 428(b) or additional information about The CareDecision Corporation 2004 Stock Option Plan and its administrators. If you would like any of those documents or information, please contact:

           Keith Berman, Stock Option Plan Administrator
                     CareDecision Corporation
                   2660 Townsgate Rd., Ste. 300
                       Westlake Village, CA
                          (805) 446-1973


/2/


                              PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

The following documents, filed with the Securities and Exchange
Commission (the "Commission") by CareDecision Corporation, a Nevada corporation (the "Company"), are incorporated herein by reference:

      (a) The registrant's Articles of Incorporation filed on March 2, 2001 and Amended Articles of Incorporation filed on May 9, 2001 and August 2, 2002;
      (b) The registrant's By-Laws adopted on March 16, 2001;
      (c) All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the quarter ended June 30, 2004; and
      (d) All documents subsequently filed by the registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act during the effectiveness of this registration statement.

ITEM 4.  Description of Securities.

Not Applicable.

ITEM 5.  Interests of Named Experts and Counsel.

Not Applicable.

ITEM 6.  Indemnification of Directors and Officers.

THE ARTICLES OF INCORPORATION OF THE COMPANY PROVIDE FOR INDEMNIFICATION OF EMPLOYEES AND OFFICERS IN CERTAIN CASES. INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURTIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

In addition, Section 78.751 of the Nevada General Corporation Laws provides as follows: 78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suitor proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a


/3/


plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting o directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

5. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.


/4/


6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and endures to the benefit of the heirs, executors and administrators of such a person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  Exemption from Registration Claimed.

Not applicable.

ITEM 8.  Exhibits.


            4.11  - CareDecision Corporation Board of Directors' Resolution
                    authorizing the issuance of common stock.
            4.12  - CareDecision Corporation 2004 Stock Option Plan
            5.3   - Opinion of Law Office of Thomas C. Cook, Ltd.
           23.3 - Consent of Thomas C. Cook and Associates, Ltd. (included in Exhibit 5.3).
           23.4   - Consent of Beckstead and Watts, LLP
           24.3   - Power of Attorney (included in signature page).


ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


/5/


(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



          [Balance of this page intentionally left blank]


/6/


                            SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, the State of California, on this 21st day of July, 2004.

                              CareDecision Corporation


                              By:  /s/ Robert Cox
                                 -----------------------------------
                                 Robert Cox, President, Director

                              By:  /s/ Keith Berman
                                 -----------------------------------
                                 Keith Berman, Secretary, Treasurer,
                                 Director



Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement:


      SIGNATURE                    TITLE                        DATE

/s/ Robert Cox             President, Director              July 21, 2004
----------------
Robert Cox


/s/ Keith Berman      Secretary, Treasurer, Director        July 21, 2004
----------------
Keith Berman



          [Balance of this page intentionally left blank]


/7/


Exhibit 4.11

                  BOARD OF DIRECTORS' RESOLUTION
                 FOR APPROVAL OF STOCK OPTION PLAN
                                OF
                     CareDecision Corporation
                       A Nevada Corporation


     We, the undersigned, representing all or a majority of Directors of CareDecision Corporation, a Nevada corporation, having met and discussed the business herein set forth:

     A proposed form of CareDecision's 2004 Stock Option Plan was presented. The proposed 2004 Stock Option Plan was read, section-by-section, and upon motion duly made and unanimously carried, it was;

     RESOLVED, that the proposed 2004 Stock Option Plan submitted to the meeting be, and the same are, hereby adopted as and for the 2004 Stock Option Plan of the Corporation, and that a copy thereof be placed in the Corporate Records Book.


DATED this 2nd day of February 2004.




/s/ Robert Cox
--------------
Robert Cox, Director


/s/ Keith Berman
----------------
Keith Berman, Director


/s/ Robert Jagunich
-------------------
Robert Jagunich, Director


/8/


Exhibit 4.12


                     CAREDECISION CORPORATION

                      2004 STOCK OPTION PLAN

     (incentive options, nonqualified options and cheap stock)

     1. PURPOSE. The purpose of this Plan is to advance the interests of CareDecision Corporation (the "Company") by providing an opportunity to its selected key employees (as defined in Paragraph 2(b)) and consultants (as defined in Paragraph 2(a)) to purchase shares (the "Shares") of the Common Stock, par value $.001 per share (the "Common Stock"), of the Company. By encouraging stock ownership, the Company seeks to attract, retain and motivate key employees and consultants. It is intended that this purpose will be effected by the granting of (i) incentive stock options ("Incentive Options") as described in 422A of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) nonqualified stock options ("Nonqualified Options," and, together with the incentive options, the "Options") as provided herein; and (iii) rights to purchase shares of Common Stock ("Stock") of the Company pursuant to Stock agreements and subscription agreements as provided herein ("Purchase Rights" and collectively with the options, the "Stock Incentives").

     2.   DEFINITIONS.

          (a) The term "consultants" means those persons, other than employees of the Company, who provide services to the Company, including members of the advisory board of the Company and non-employee directors of the Company, and key individuals who are determined by the Board of Directors to be eligible for Stock Incentives under this Plan.

          (b) The term "key employees" means those executive, administrative, operational, engineering or managerial employees who are determined by the Board of Directors to be eligible for Stock Incentives under this Plan.

          (c) The term "optionee" means an individual to whom an option is granted under this Plan.

          (d) The term "grantee" means an individual to whom a purchase right is granted under this Plan.

     3. EFFECTIVE DATE. This Plan became effective on April 21, 2004, the date it was adopted by the Board of Directors of the Company.

     4. STOCK SUBJECT TO THE PLAN. The Shares that may be purchased (through the exercise of options or the purchase of Stock) under this Plan shall not exceed in the aggregate of Fifty Million (50,000,000) Shares. If any Stock Incentives granted under the Plan shall terminate, expire or be cancelled as to any Shares, new Stock Incentives may thereafter be granted covering such Shares. In addition, any Shares purchased under this Plan subsequently repurchased by the Company pursuant to the terms hereof may again be granted under the Plan.


/9/


The Shares issued upon exercise of Stock Incentives under this Plan may, in whole or in part, be either authorized but unissued Shares or issued Shares reacquired by the Company. Notwithstanding any other provisions of this Plan, the aggregate number of Shares subject to outstanding options granted under the Plan, plus the aggregate number of Shares issued upon the exercise of all options granted under the Plan, shall never be permitted to exceed the number of Shares specified in the first sentence of section 4, except in accordance with subsection 8(a) below.

     5. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board"), or by a committee appointed by the Board, which shall not have less than two (2) members (in either case, the "Board of Directors"). No option shall be granted to a director or officer of the Company except:
(a) by the Board when, as and if all of its members are disinterested persons, or (b) by a Board of Directors other than the Board when the Board of Directors is composed of two (2) or more directors having full authority to act in the matter and each member of the Board of Directors is a disinterested person. "Disinterested person" for this purpose, shall mean a person who, at the time he exercises discretion in administering the Plan, has not at any time within one (1) year prior thereto been a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to the Plan or any other plan of the Company or any of its affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates. The Board of Directors may delegate nondiscretionary administrative duties to such employees of the Company, as it deems proper. Subject to the provisions of the Plan, the Board of Directors shall have the sole authority, in its discretion:

          (a) to determine to which of the eligible individuals, and the time or times at which, options to purchase Common Stock of the Company shall be granted;

          (b) to determine the number of shares of Common Stock to be subject to options granted to each eligible individual;

          (c) to determine the price to be paid for the shares of Common Stock upon the exercise of each option;

          (d) to determine the term and the exercise schedule of each option;

          (e) to determine the terms and conditions of each stock option agreement (which need not be identical) entered into between the Company and any eligible individual to whom the Board of Directors has granted an option;

          (f)  to interpret the Plan; and

          (g) to make all determinations deemed necessary or advisable for the administration of the Plan.

     The Board of Directors, if any, shall be appointed by and shall serve at the pleasure of the Board of Directors of the Company. No member of the Board of Directors shall be liable for any action or determination made with respect to the Plan.


/10/


     6. ELIGIBLE EMPLOYEES AND CONSULTANTS. Incentive Options may be granted to such key employees of the Company, including members of the Board of Directors who are also employees of the Company, as are selected by the Board of Directors. Nonqualified Options and Purchase Rights may be granted to such key employees and consultants of the Company, including members of the Board of Directors, as are selected by the Board of Directors. The term "employee" includes an officer or director who is an employee of the Company or a parent or subsidiary of it, as well as a nonofficer, nondirector employee of the Company or a parent or subsidiary of it.

     7. DURATION OF THE PLAN. This Plan shall terminate ten (10) years from the effective date of this Plan, unless terminated earlier pursuant to Paragraph 13 hereof, and no Stock Incentives may be granted after such termination.

     8.   RESTRICTIONS ON INCENTIVE OPTIONS.  Incentive Options
(but not Nonqualified Options) granted under this Plan shall be subject to the following restrictions:

          (a) Limitation on Number of Shares. The aggregate fair market value, determined as of the date the Incentive Option is granted, of the Shares with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year shall not exceed $300,000. If an employee is eligible to participate in any other incentive stock option plans of the Company, which are also intended to comply with the provisions of 422A of the Code, the applicable annual limitation shall apply to the aggregate number of Shares for which Incentive Options may be granted under all such plans. An Incentive Option may be granted which exceeds the $300,000 limitation, as long as under then applicable law the portion of such Option that is exercisable for shares in excess of the $300,000 limitation shall be treated as a nonqualified option. No Incentive Options may be exercised until and unless the Plan is approved by the shareholders within one year of the date hereof, such approval to be expressed in any legal way under Nevada law.

          (b) 10% Stockholder. If any employee to whom an Incentive Option is granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 425(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of any parent or subsidiary of the Company), then the following special provisions shall be applicable to the Incentive Option granted to such individual:

                    (i) The option price per Share subject to such Incentive Option shall not be less than 110% of the fair market value of one Share on the date of grant; and

                    (ii) The Incentive Option shall not have a term
               in excess of five (5) years from the date of grant.

                         In determining stock ownership, an
               Optionee shall be considered as owning the voting capital stock owned, directly or indirectly, by or for his brothers and sisters, spouse, ancestors, and lineal descendants. Voting capital stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries, as applicable. Common Stock with respect to which any such Optionee holds an option shall not be counted.


/11/


               Additionally, outstanding capital stock shall include all capital stock actually issued and outstanding immediately after the grant of the option to the optionee. Outstanding capital stock shall not include capital stock authorized for issue under outstanding options held by the Optionee or by any other person.

     9. TERMS AND CONDITIONS OF OPTIONS. Incentive and Nonqualified Options granted under this Plan shall be evidenced by stock option agreements in such form and not inconsistent with the Plan as the Board of Directors or the Board of Directors shall approve from time to time, which agreements shall evidence the following terms and conditions:

          (a)  Price.

               (i) Incentive Options. Subject to the condition of subparagraph (b)(i) of Paragraph 8, if applicable, with respect to each Incentive Option, the purchase price per Share payable upon the exercise of each Incentive Option granted hereunder shall be determined by the Board of Directors or the Board of Directors and shall be not less than 100% of the fair market value of one Share on the day the option is granted.

               (ii) Nonqualified Options. With respect to each Nonqualified Option, the purchase price per Share payable upon the exercise of each Nonqualified Option granted hereunder shall be determined by the Board of Directors or the Board of Directors at the time the Nonqualified Option is granted, but shall not be less than 40% of fair market value at the time of grant.

          (b) Number of Shares. Each option agreement shall specify the number of Shares to which it pertains.

          (c)  Exercise.  Subject to the conditions of
subparagraphs (a) and (b)(ii) of Paragraph 8, if applicable, each option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Board of Directors or the Board of Directors may determine at the time it grants such option; provided, however, that no option shall be exercisable with respect to any Shares later than ten (10) years after the date of the grant of such option.

          (d) Notice of Exercise and Payment. An option shall be exercisable only by delivery of a written notice to the Board of Directors or the Board of Directors, any member of the Board of Directors or the Board of Directors, the Company's Treasurer, or any other officer of the Company designated by the Board of Directors or the Board of Directors to accept such notices on its behalf, specifying the number of Shares for which it is exercised. If such Shares are not at the time effectively registered under the Securities Act of 1933, as amended, the Optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that such Shares are being purchased for the optionee's own account for investment and not with a view to the resale or distribution thereof. Payment shall be made in full at the time of delivery to the optionee of a certificate or certificates covering the number of Shares for which the option was exercised. Payment shall be made (i) by cash or check, (ii) if permitted by the Board of Directors or the Board of Directors, by delivery and assignment to the Company of shares of the Company's stock having a fair market value (as determined by the Board of Directors) equal to the exercise price, (iii) if permitted by the Board of Directors or the Board of Directors, by a promissory note,


/12/


(iv) by a combination of (i), (ii), and (iii) or (v) (v) by a combination of (i), (ii), (iii), and (iv) by "cashless" exercise of vested options, i.e., Services rendered or surrender of vested options to purchase the number of shares resulting from the formula X divided by A, where X is the number of fully paid shares to be issued by the Company in consideration for the vested options surrendered, Y is the number of vested options being surrendered, A is the fair market value (as determined by the Board of Directors) of the Common Stock at the time of exercise, and B is the exercise price of the option being exercised.


          (e) Withholding Taxes; Delivery of Shares. The Company's obligation to deliver Shares upon exercise of a Nonqualified Option, in whole or in part, shall be subject to the Optionee's satisfaction of all applicable federal, state, and local income and employment tax withholding obligations. The Optionee may satisfy the obligation, in whole or in part, by electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of Shares to be withheld shall be based on the fair market value of the Shares on the date the amount of tax to be withheld is to be determined. If Common Stock acquired by exercise of an incentive stock option granted pursuant to this Plan is disposed of within two (2) years from the date of grant of the option or within one (1) year after the transfer of the Common Stock to the optionee, the holder of the Common Stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.

          (f) Transferability of Option. This option may be transferable by the Optionee (except as otherwise provided for in subparagraph (g) below).

          (g) Termination of Options. Each option shall terminate and may no longer be exercised if the Optionee ceases for any reason to be an employee of, or consultant to, the Company, except that:

          (i) if the Optionee's performance of services shall have terminated for any reason other than cause, resignation or other voluntary action before his eligibility to retire, disability (as defined below) or death, he may at any time within a period of thirty (30) days after such termination of the performance of services exercise his option to the extent that the option was exercisable by him on the date of termination of his performance of services;


          (ii) if the Optionee's performance of services shall have been terminated because of disability within the meaning of 22(e)(3) of the Internal Revenue Code, the Optionee may, at any time within a period of one (1) year after the termination of performance of services, exercise his option to the extent that the option was exercisable by him on the date of termination of his employment or performance of services; and

          (iii) if the Optionee dies at a time when the option was exercisable by him, then his estate, personal representative or beneficiary to whom it has been transferred may, at any time within a period of one (1) year following his death if the Optionee's performance of services shall have been terminated by his death, or for the period following the termination of his performance of services during which the option would have remained exercisable under clauses (i) or (ii) above if the Optionee's performance of services shall have been terminated prior to his death, exercise


/13/


the option to the extent the Optionee might have exercised it at the time of his death; provided, however, that no option may be exercised to any extent by anyone after the date of expiration of the option.

          (h) Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any Shares covered by his option until the date of issuance of a stock certificate to him for such Shares.

          (i) Repurchase of Shares by the Company. Any Shares purchased by an Optionee upon exercise of an option may in the discretion of the Board of Directors or the Board of Directors be subject to repurchase by the Company if and to the extent specifically set forth in the agreement pursuant to which the Shares were purchased.

     10. TERMS AND CONDITIONS OF PURCHASE RIGHTS. Purchase Rights granted under this Plan shall be evidenced by stock agreements and subscription agreements in such form and not inconsistent with the Plan as the Board of Directors or Board of Directors shall approve from time to time, which agreements shall include the following terms and conditions:

          (a) Price. The purchase price of each Share purchased by key employees or consultants pursuant to a Purchase Right hereunder shall be the price determined by the Board of Directors or the Board of Directors at the time such Purchase Right is granted.

          (b) Number of Shares. Each stock agreement and subscription agreement shall specify the number of Shares to which it pertains.

          (c) Payment. Payment shall be made in full at the time of delivery to the Company by the grantee of an executed stock agreement and subscription agreement covering the number of Shares for which the Purchase Right was granted. An officer or an agent of the Company shall be entitled to retain in escrow for the benefit of the grantee stock certificates representing Shares which are subject to a repurchase option of the Company, as described in subparagraph (f) below. Payment for Shares shall be made (i) by cash or check, (ii) if permitted by the Board of Directors or the Board of Directors, by delivery and assignment to the Company of shares of the Company's stock having a fair market value (as determined by the Board of Directors) equal to the purchase price,
(iii) if permitted by the Board of Directors or the Board of Directors, by a promissory note, or (iv) by a combination of (i),
(ii), and (iii). The value of the shares of the Company's stock for such purpose shall be its fair market value as of the date of the stock agreement, as determined in accordance with procedures to be established by the Board of Directors.

          (d) Withholding Taxes. The Company's obligation to deliver the Shares to the grantee shall be subject to the grantee's satisfaction of all applicable federal, state, and local income and employment tax withholding obligations. The grantee may satisfy such withholding obligations, in whole or in part, by electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be based on the fair market value of such Shares as of the date the amount of tax is to be determined.

          (e) Transferability. Any shares purchased by a grantee pursuant to a purchase right hereunder will not be subject to transfer restrictions.


/14/


          (f) Repurchase of Shares by the Company. Any Shares purchased by a grantee pursuant to a Purchase Right hereunder may, in the discretion of the Board of Directors or the Board of Directors, be subject to repurchase by the Company if and to the extent set forth in the stock agreement governing such purchase.

          (g) Rights as Stockholder. Except for the limitations on transferability and the Company's repurchase rights set forth above, the grantee of a Purchase Right shall, upon purchase of Shares, possess all rights as a holder of Common Stock of the Company.

     11. STOCK DIVIDENDS; STOCK SPLITS; STOCK COMBINATIONS; RECAPITALIZATIONS. Appropriate adjustment shall be made in the maximum number of Shares of Common Stock subject to the Plan and in the number, kind and price of Shares covered by any Stock Incentive granted hereunder to give effect to any stock dividends or other distributions, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the effective date of the Plan.

     12. MERGER; SALE OF ASSETS; DISSOLUTION. In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of shares which thereafter may be subject to Stock Incentives granted under this Plan and the number, kind and price of Shares then subject to Stock Incentives shall be appropriately adjusted in such manner as the Board of Directors or the Board of Directors may deem equitable to prevent substantial dilution or enlargement of the rights available or granted hereunder. Except as otherwise determined by the Board of Directors of the Company, a merger or a similar reorganization that the Company does not survive, or a sale of all or substantially all of the assets of the Company, shall cause every Incentive Option and Nonqualified Option outstanding hereunder to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder.

     13. NO RIGHTS. Except as hereinabove expressly provided in Sections 10 and 11, no Optionee shall have any rights by reason of any subdivision or consolidation of shares of the capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class or of securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to any option granted hereunder. The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

     14. COMPLIANCE WITH APPLICABLE LAWS. Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.


/15/


     15. DEATH OF A PARTICIPANT. In the event of the death of an Optionee, any options which the Optionee was entitled to exercise on the date immediately preceding his death shall be exercisable by the person or persons to whom those rights pass by will or by the laws of descent and distribution. Any such exercise shall be by written notice thereof filed with the Secretary of the Company at the Company's corporate headquarters prior to the option's expiration date, and any person exercising such an option shall be treated as an Optionee for purposes of the provisions of this Plan.

     16. EMPLOYMENT AND SHAREHOLDER STATUS. The Plan does not constitute a contract of employment, and selection as an Optionee will not give any employee the right to be retained in the employ of the Company. The grant of an option under the Plan shall not confer upon the holder thereof any right as a shareholder of the Company. As of the date on which an Optionee exercises an option, the Optionee shall have all rights of a stockholder of record with respect to the number of shares of Common Stock as to which the option is exercised, irrespective of whether certificates to evidence the shares of stock have been issued on such date. If the redistribution of shares is restricted pursuant to Paragraph 13, certificates representing such shares may bear a legend referred to such restrictions.

     17. TERMINATION OR AMENDMENT OF PLAN. The Board of Directors may at any time terminate this Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the stockholders of the Company, provided that no such termination or amendment shall adversely affect or impair any then outstanding Stock Incentive without the consent of the person holding such Stock Incentive.

     18. TERMINATION. The Plan shall terminate automatically on April 21, 2014, and may be terminated at any earlier date by the Board. No option shall be granted hereunder after termination of the Plan, but such termination shall not affect the validity of any option then outstanding.

     19. TIME OF GRANTING OPTIONS. The date of grant of an option hereunder shall, for all purposes, be the date on which the Board of Directors makes the determination granting such option.

     20. RESERVATION OF SHARES. The Company, during the terms of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.


/16/


     21. EFFECTIVE DATE. This Plan was adopted by the Board of Directors and shareholders in accordance with the requirements of the Internal Revenue Code and the Nevada General Corporation Law of the Company on April 21, 2004, and shall be effective on said date, provided the Plan is approved within twelve (12) months of said date. Options may be granted, but may not be exercised, prior to the date of such shareholder approval.

     22. CORPORATION FINANCIAL INFORMATION. The Company shall provide all Optionees on an annual basis with a balance sheet and income statement for the then ending fiscal year.

Dated:  April 21, 2004.

CareDecision Corporation


By /s/ Robert Cox
   --------------
  Robert Cox, President and Director


/s/ Keith Berman
----------------
Keith Berman, Director

/s/ Robert Jagunich
-------------------
Robert Jagunich, Director


/17/


Exhibit 5.3
              The Law Office of Thomas C. Cook, ltd.
                   2921 n. Tenaya Way, Suite 234
                      Las Vegas, Nevada 89128

THOMAS C. COOK, ESQ.                           PHONE (702) 952-8519
                                                 FAX (702) 952-8521
                                                     TCCESQ@AOL.COM

                                                     August 2, 2004
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  CareDecision Corporation
     Registration Statement on Form S-8

Gentlemen:

We have been requested by CareDecision Corporation, a Nevada corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 50,000,000 Shares (the "Shares") of the Company's common stock, par value $.001 per Share offered on behalf of the Company in connection with the Company's underlying options to be issued to employees, directors, officers and/or others of the Company (the "Options"), all as more fully set forth in the Registration Statement on Form S-8 to be filed by the Company.

In such capacity, I have examined, among other documents, the Articles of Incorporation, as amended, Bylaws and minutes of meetings of its Board of Directors and shareholders, and the Non-
Qualifying Stock Option Plan of the Company.

Based upon the foregoing, and subject to such further examinations as I have deemed relevant and necessary, I am of the opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the state of Nevada.

2. The Options and underlying shares of common stock have been legally and validly authorized under the Articles of Incorporation, as amended, and when issued and paid for upon exercise of the Options, the shares of common stock underlying the Options will constitute duly and validly issued and outstanding, fully paid and non-assessable shares of common stock of the Company.

     I render no opinion as to the laws of any jurisdiction other than the internal laws of the State of Nevada.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.
                                   Very truly yours,

                                   /s/ Thomas C. Cook, Esq.

                                   Thomas C. Cook, Esq.


/18/


Exhibit 23.4



Beckstead and Watts, LLP
Certified Public Accountants
                                            3340 Wynn Road, Suite B
                                                Las Vegas, NV 89102
                                                       702.257.1984
                                                 702.362.0540 (fax)


August 2, 2004

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) which registers for issuance 50,000,000 shares of Common Stock of CareDecision Corporation under the CareDecision Corporation "2004 Non-Qualified Stock Option Agreement" and to the incorporation by reference therein of our report dated March 29, 2004, with respect to the financial statements of the Company included in its annual report for the year ended December 31, 2003 and the quarterly reports filed with the US Securities and Exchange Commission.

Sincerely,

/s/ Beckstead and Watts, LLP

Beckstead and Watts, LLP


/19/